EXHIBIT 5(a)

                                    DPL INC.
                           COURTHOUSE PLAZA SOUTHWEST
                               DAYTON, OHIO 45402


                                                                  (937) 224-6000

                                        Dayton, Ohio
                                        May 26, 2000


DPL Inc.
Courthouse Plaza Southwest
Dayton, Ohio 45402

Ladies and Gentlemen:

          Referring to the proposed exchange (Exchange Offer) by DPL Inc. (Company) of any and all of its outstanding 8 1/4% Senior Notes due 2007 (Old Notes) for an equal principal amount of its 8 1/4% Exchange Senior Notes due 2007 (New Notes), as contemplated in the Company's Form S-4 registration statement (Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, on or about the date hereof, I am of the opinion that all requisite action necessary to make the New Notes valid, legal and binding obligations of the Company shall have been taken when the Exchange Offer shall have been completed and any Old Notes validly tendered pursuant thereto shall have been exchanged for the New Notes as contemplated in the Registration Statement and any prospectus relating to the Exchange Offer.

          I am a member of the Ohio Bar and do not hold myself out as expert on the laws of the state of New York. Accordingly, in rendering this opinion, I have relied, with your consent, as to all matters governed by the laws of New York, upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP of New York, New York, which is being filed as an exhibit to the Registration Statement.

          I hereby consent to the use of my name in such Registration Statement and to the use of this opinion as an exhibit thereto.

                                        Very truly yours,

                                        /s/ Stephen F. Koziar, Jr.

                                        Group Vice President and General Counsel